                                                                       EXHIBIT 7



--------------------------------------------------------------------------------

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency and coin..            $  4,706,760
   Interest-bearing balances...........................               4,418,381
Securities:
   Held-to-maturity securities.........................                 954,049
   Available-for-sale securities.......................              16,118,007
Federal funds sold in domestic offices.................                 460,981
Securities purchased under agreements to resell .......                 837,242
Loans and lease financing receivables:
   Loans and leases held for sale......................                 765,097
   Loans and leases, net of unearned
     income...............31,906,960
   LESS: Allowance for loan and
     lease losses............798,223
   Loans and leases, net of unearned
     income and allowance..............................              31,108,737
Trading Assets.........................................               6,969,387
Premises and fixed assets (including capitalized
   leases).............................................                 823,932
Other real estate owned................................                     660
Investments in unconsolidated subsidiaries and
   associated companies................................                 238,412
Customers' liability to this bank on acceptances
   outstanding.........................................                 307,039
Intangible assets......................................
   Goodwill............................................               2,003,150
   Other intangible assets.............................                  74,880
Other assets...........................................               5,161,558
                                                                   ------------

Total assets...........................................            $ 74,948,272
                                                                   ============

LIABILITIES
Deposits:
   In domestic offices.................................            $ 33,108,526
   Noninterest-bearing.......................13,141,240
   Interest-bearing..........................19,967,286
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................              22,650,772
   Noninterest-bearing..........................203,426
   Interest-bearing..........................22,447,346
Federal funds purchased in domestic
  offices..............................................                 513,773
Securities sold under agreements to repurchase.........                 334,896
Trading liabilities....................................               2,673,823
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases).......                                     644,395
Bank's liability on acceptances executed and
   outstanding.........................................                 308,261
Subordinated notes and debentures......................               2,090,000
Other liabilities......................................               5,584,456
Total liabilities......................................            $ 67,908,902
Minority interest in consolidated
   subsidiaries........................................                 519,470

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus.............................................                       0
Common stock...........................................               1,135,284
Surplus................................................               1,056,295
Retained earnings......................................               4,208,213
Accumulated other comprehensive income.................                (120,108)
Other equity capital components........................                       0
--------------------------------------------------------------------------------
Total equity capital...................................               6,519,900
Total liabilities minority interest and equity
   capital.............................................            $ 74,948,272

         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                            Thomas J. Mastro,
                                        Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi           )
Gerald L. Hassell         )         Directors
Alan R. Griffith          )


--------------------------------------------------------------------------------